Exhibit 10.113

LETTER OF UNDERTAKING

To:	Navig8 Crude Tankers Inc

Date:	17 December 2013

Dear Sirs,

We, Navig8 Limited, refer to the MUSD 160 private placement (the “Private Placement”) by Navig8 Crude Tankers Inc (the “Issuer”).

We hereby undertake (the “Undertaking”) to the Issuer that, for as long as Navig8 Limited and any of its (direct or indirect) subsidiaries are contracted to provide any services to the Issuer in respect of its crude tankers, Navig8 Limited will (and will cause its controlled affiliates to):

(i)	grant the Issuer a right of first refusal in respect of all new opportunities that Navig8 Limited has to purchase and own VLCC vessels; and

(ii)	not compete with the Issuer by owning VLCC vessels, save where the Issuer has rejected the opportunity offered in accordance with the right of first refusal in (i) above.

This Undertaking shall be for the benefit of the Issuer (including its direct and indirect subsidiaries) and the investors in the Private Placement.

This Undertaking shall be governed by and interpreted in accordance with English law and disputes are to be settled by LMAA arbitration in London.

For and on behalf of,

Navig8 Limited

/s/ Peder J. Moller
Name: Peder J. Moller

Title: Director